EXHIBIT 10.2

TRANSACTION SUPPORT AGREEMENT

THIS AGREEMENT is made as of August 7, 2023

BETWEEN:

The person executing this Agreement as “Shareholder” on the signature page hereof (the “Shareholder”);

- and -

Bannix Acquisition Corp., a Delaware corporation (“BNIX”).

RECITALS:

WHEREAS, BNIX, EVIE Autonomous Group Ltd (the “Company”) and the Shareholder, entered into a business combination agreement (the “Business Combination Agreement”), a copy of which has been provided to the Shareholder, pursuant to which, among other things, (i) BNIX will acquire all of the issued and outstanding Company Ordinary Shares from the shareholder(s) of the Company (the “Company Shareholder”) in exchange for Bannix Shares, and (ii) the Company will become a wholly-owned Subsidiary of BNIX;

WHEREAS, the Shareholder is the holder of record and beneficial owner of the Company Ordinary Shares of the Company on the Shareholder’s signature page hereto;

WHEREAS, the Shareholder acknowledges that BNIX would not have entered into the Business Combination Agreement but for the expectation of the execution and delivery of this Agreement by the Shareholder;

WHEREAS, the Company Board has unanimously (a) determined that the transactions contemplated by the Business Combination Agreement and the Ancillary Documents are in the best interests of the Company and fair to the Company Shareholders, (b) approved the Business Combination Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby and (c) recommended, among other things, that the Company Shareholders vote in favor of the transactions contemplated therein; and

WHEREAS, this Agreement sets out the terms and conditions of the agreement of the Shareholder to abide by the covenants in respect of the Company Ordinary Shares and the other restrictions and covenants set forth herein.

NOW THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the Parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1     Definitions

Capitalized terms used, and not otherwise defined, herein have the meanings ascribed to them in the Business Combination Agreement. In this Agreement:

“Agreement” means this transaction support agreement;

“Business Combination Agreement” has the meaning set forth in the recitals of this Agreement;

“Company” has the meaning set forth in the recitals of this Agreement;

“Parties” means the Shareholder and BNIX, collectively, and “Party” means any one of them, as the context requires;

“Permitted Transferee” has the meaning set forth in section 4.1(a)(iii) of this Agreement;

“Shareholder” has the meaning set forth in the introductory paragraph to this Agreement;

“BNIX” has the meaning set forth in the introductory paragraph to this Agreement; and

“Transfer” has the meaning set forth in section 4.1(a)(iii) of this Agreement.

1.2     Incorporation of Schedule

The Shareholder’s signature page to this Agreement forms an integral part of this Agreement for all purposes of it.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1     Representations and Warranties of the Shareholder

The Shareholder represents and warrants to and in favor of BNIX as follows and acknowledges that BNIX is relying upon such representations and warranties in entering into this Agreement and the Business Combination Agreement:

(a)      The Shareholder, if not an individual, is a corporation, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable). The Shareholder, if an individual, has the legal capacity to enter into and perform his or her obligations under this Agreement.

(b)     The Shareholder, if not an individual, has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. This Agreement has been duly authorized by all necessary corporate action on the part of the Shareholder. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a legal, valid and binding agreement of the Shareholder (assuming that this Agreement has been duly authorized, executed and delivered by BNIX) enforceable against the Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c)      The Shareholder is the sole holder of, record and beneficial owner of, or exercises control or direction over, and at the Effective Time and at all times between the date hereof and the Effective Time, the Shareholder will be the sole holder of, record and beneficial owner of, or exercise control or direction over, all the Company Ordinary Shares set forth on the Shareholder’s signature page hereto, with good title thereto, free and clear of all Liens (other than transfer restrictions under this Agreement, the Governing Documents of the Shareholder and applicable Securities Laws). Other than the Company Ordinary Shares set forth on the Shareholder’s signature page hereto, the Shareholder does not own, beneficially or of record, and is not a party to or bound by any agreement or option, or right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase or acquisition by the Shareholder of, any additional securities, or any securities convertible or exchangeable into any additional securities, of the Company, except as may be required under the Governing Documents of the Shareholder.

(d)     Except as contemplated by the Business Combination Agreement or the Governing Documents of the Shareholder, no Person has any contractual right or privilege for the purchase or acquisition from the Shareholder of any of the Company Ordinary Shares of the Shareholder or for the right to vote any of the Company Ordinary Shares of the Shareholder.

(e)     There are no legal proceedings in progress or pending before any Governmental Entity or, to the knowledge of the Shareholder, threatened against the Shareholder that would adversely affect in any manner the ability of the Shareholder to enter into this Agreement and to perform its obligations hereunder in any material respect.

(f)      No consent, approval, order or authorization of, or designation, declaration or filing with, any Person is required on the part of the Shareholder with respect to the execution, delivery or performance of its obligations under this Agreement by the Shareholder, the performance by the Shareholder of its obligations under this Agreement and the completion of the transactions contemplated by this Agreement, other than those which are contemplated by the Business Combination Agreement, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect, or which have already been obtained in advance of the Shareholder’s entry into this Agreement.

(g)     None of the execution or delivery by the Shareholder of this Agreement, the performance by the Shareholder of its obligations hereunder or the consummation of the transactions contemplated hereby or pursuant to the Business Combination Agreement will, directly or indirectly (with or without due notice or lapse of time or both), (i) result in a violation or breach of any provision of the Governing Documents of the Shareholder, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Shareholder is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which the Shareholder or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon the Company Ordinary Shares of the Shareholder, except, in the case of any of clauses (ii) through (iv) above, as would not adversely affect the ability of the Shareholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.

2.2     Representations and Company Warranties of BNIX

BNIX represents and warrants to and in favor of the Shareholder as follows and acknowledges that the Shareholder is relying upon such representations and warranties in entering into this Agreement:

(a)      BNIX is corporation duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of organization, incorporation or formation (as applicable).

(b)     BNIX has the requisite exempted corporate power and authority to execute and deliver each of this Agreement and the Business Combination Agreement, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the Business Combination Agreement has been duly authorized by all necessary corporate or other similar action on the part of BNIX. Each of this Agreement and the Business Combination Agreement has been duly and validly executed and delivered by BNIX and constitutes a legal, valid and binding agreement of BNIX (assuming that this Agreement or the Business Combination Agreement, as applicable, has been duly authorized, executed and delivered by the other Persons party thereto), enforceable against BNIX in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c)    None of the execution and delivery by BNIX of this Agreement or the Business Combination Agreement, the performance of BNIX of its obligations hereunder and thereunder, or the consummation by BNIX of the transactions contemplated hereby and thereby will, directly or indirectly (with or without due notice or lapse of time or both), (i) result in a violation or breach of any provision of the Governing Documents of BNIX, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any contract to which BNIX is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which BNIX or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of BNIX, except in the case of any of clauses (ii) through (iv) above, as would not have a BNIX Material Adverse Effect.

ARTICLE 3

SHAREHOLDER ACKNOWLEDGMENT AND CONSENT

3.1     Acknowledgment and Consent of the Shareholder

Until the termination of this Agreement in accordance with its terms, the Shareholder:

(a)     irrevocably and unconditionally consents to and approves the entering into and execution by the Company of the Business Combination Agreement and all Ancillary Documents to which the Company is or will be a party and the consummation of the transactions contemplated by the Business Combination Agreement; and

(b)     irrevocably and unconditionally consents to the details of this Agreement being set out in the Proxy Statement and for the form of this Agreement to be filed with the SEC and any other Governmental Entity, in connection with the Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby.

ARTICLE 4

COVENANTS

4.1     Covenants of the Shareholder

(a)      The Shareholder hereby irrevocably and unconditionally covenants, undertakes and agrees, from time to time, until the earlier of (i) the Effective Time, and (ii) the termination of this Agreement in accordance with Section 5.1 hereof:

(i)      to cause to be counted as present for purposes of establishing quorum all the Company Ordinary Shares of the Shareholder, at any meeting of any of the securityholders of the Company at which the Shareholder is entitled to vote, including the Company Shareholder Resolution, or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Transactions contemplated by the Business Combination Agreement is sought, or in any action by written consent of the securityholders of the Company, and to vote or cause to be voted (in person, by proxy, by action by written consent, as applicable, or as otherwise may be required under the articles of the Company) all the Company Ordinary Shares of the Shareholder, in favor of the approval, consent, ratification and adoption of the Transactions contemplated by the Business Combination Agreement.

(ii)     to cause to be counted as present for purposes of establishing quorum all the Company Ordinary Shares of the Shareholder, at any meeting of any of the securityholders of the Company at which the Shareholder is entitled to vote, or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval, with respect to matters contemplated by clause (A) or clause (B) of this Section 4.1(a)(ii), is sought, or in any action by written consent of the securityholders of the Company, and to vote or cause to be voted (in person, by proxy or by action by written consent, as applicable, or as otherwise may be required under the articles of the Company) all the Company Ordinary Shares of the Shareholder, in opposition to: (A) any Company Acquisition Proposal; and (B) any other matter, action or proposal which would reasonably be expected to result in a breach of any representation, warranty, covenant or other obligation of the Company under the Business Combination Agreement if such breach requires securityholder approval and is communicated as being such a breach in a notice in writing delivered by BNIX to the Shareholder;

(iii)     except pursuant to the Business Combination Agreement or with the prior written consent of BNIX (such consent to be given or withheld in its sole discretion), not to (A) Transfer any Company Ordinary Shares of the Shareholder, or any right or interest therein, (B) enter into (1) any option, warrant, purchase right, or other Contract that could (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require such Shareholder to Transfer any Company Ordinary Shares of the Shareholder, or any right or interest therein, or (2) any voting trust, proxy or other Contract with respect to the voting or Transfer of any Company Ordinary Shares of the Shareholder, or any right or interest therein, in a manner inconsistent with the covenants and obligations of this Agreement, or (C) enter into any Contract to take, or cause to be taken, any of the actions set forth in clauses (A) or (B); provided, however, that the foregoing shall not apply to any Transfer (1) to any Affiliate of such Shareholder; (2) in the case of an individual, by gift to a member of one of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an Affiliate of such individual; (3) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (4) in the case of an individual, pursuant to a qualified domestic relations order; or (5) by virtue of the Shareholder’s organizational documents upon liquidation or dissolution of the Shareholder (any transferee of the type set forth in clauses (1) through (5) a “Permitted Transferee”); provided, that the transferring Shareholder shall, and shall cause any Permitted Transferee, to enter into a written agreement in form and substance reasonably satisfactory to BNIX, agreeing to be bound by this Agreement (which will include, for the avoidance of doubt, all of the covenants, agreements and obligations of the transferring Shareholder hereunder and the making of all applicable representations and warranties of the transferring Shareholder set forth in Article 2 with respect to such transferee and his, her or its Company Ordinary Shares, or any right or interest therein, received upon such Transfer, as applicable) prior and as a condition to the occurrence of such Transfer. For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or encumbrance in or disposition of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise).

(iv)     not to exercise any dissent rights in respect of any transaction contemplated by the Business Combination Agreement;

(v)     to execute and deliver all related documentation and take such other actions in support of the transactions contemplated by the Business Combination Agreement as shall reasonably be requested by the Company or BNIX to consummate the Transactions;

(vi)   the Shareholder hereby revokes any and all previous proxies granted or voting instruction forms or other voting documents delivered that conflict, or are inconsistent, with the matters set forth in this Agreement;

(vii)   not take any other action of any kind, directly or indirectly, which would make any representation or warranty of the Shareholder set forth in this Agreement untrue or incorrect in any material respect or might reasonably be regarded, individually or in the aggregate, as likely to reduce the success of, or delay or interfere with, the completion of the Transactions contemplated by the Business Combination Agreement;

(viii)   the Shareholder shall be bound by and subject to Sections 5.3(a) (Confidentiality and Access to Information), 5.4(a) (Public Announcements) and 5.6(a) (Exclusive Dealing) of the Business Combination Agreement to the same extent that Sections 5.3(a) (Confidentiality and Access to Information), 5.4(a) (Public Announcements) and 5.6(a) (Exclusive Dealing) of the Business Combination Agreement apply to the Company, mutatis mutandis, as if the Shareholder is directly party thereto; provided that, notwithstanding anything in this Agreement to the contrary, any breach by the Company of its obligations under the Business Combination Agreement shall not be considered a breach of this Section 4.1(a)(viii); and

(ix)     the Shareholder hereby grants an irrevocable power of attorney and hereby irrevocably constitutes and appoints BNIX, or any individual designated by BNIX, as attorney in fact (which appointment is coupled with an interest), with full power of substitution in favor of BNIX, to take all such actions and execute and deliver such documents, instruments or agreements as are necessary to give effect to the covenants set forth in this Article 4.

(b)     If the Shareholder acquires or is issued any additional Company Ordinary Shares following the date hereof, the Shareholder acknowledges that such additional Company Ordinary Shares shall be deemed to be Company Ordinary Shares for the purposes of this Agreement.

ARTICLE 5

GENERAL

5.1     Termination

This Agreement shall automatically terminate, without any notice or other action on the part of any Party, upon the earliest to occur of the following:

(a)      the Effective Time;

(b)      the date upon which the Parties agree in writing to terminate this Agreement;

(c)      the date of earlier termination of the Business Combination Agreement in accordance with its terms; and

(d)     the amendment or modification of the Business Combination Agreement without the Shareholder’s written consent to decrease, or change the form of, the consideration payable to Company Shareholders.

5.2     Fiduciary Duties

Notwithstanding anything in this Agreement to the contrary, (a) the Shareholder makes no agreement or understanding herein in any capacity other than in the Shareholder’s capacity as a record holder and/or beneficial owner of the Company Ordinary Shares of the Shareholder and not in such Shareholder’s capacity as a director, officer or employee of the Company and (b) nothing herein will be construed to limit or affect any action or inaction by the Shareholder or any representative of the Shareholder serving as a member of any Group Company Board or as an officer, employee or fiduciary of any Group Company, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such Group Company.

5.3     Effect of Termination

If this Agreement is terminated pursuant to Section 5.1, this Agreement shall become void and of no force and effect and no Party will have any liability or further obligation to the other Party hereunder. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 5.1(c) shall not affect any Liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud, (ii) Section 4.1(a)(viii) (solely to the extent that it relates to Section 5.3(a) (Confidentiality and Access to Information) of the Business Combination Agreement) and this Article 5 (to the extent related to any of the provisions that survive the termination of this Agreement and excluding Section 5.10 (solely to the extent that it relates to Section 8.1 (Non Survival) of the Business Combination Agreement)) shall survive the termination of this Agreement and (iii) Section 4.1(a)(viii) (solely to the extent that it relates to Section 5.4(a) (Public Announcements) of the Business Combination Agreement) and Section 5.10 (solely to the extent that it relates to Section 8.1 (Non Survival) of the Business Combination Agreement) shall each survive the termination of this Agreement pursuant to Section 5.1(a). For purposes of this Section 5, (x) “Willful Breach” means a material breach of this Agreement by a Party that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement and (y) “Fraud” means an act or omission by a Party, and requires: (a) a false or incorrect representation or warranty expressly set forth in this Agreement, (b) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (c) an intention to deceive another Party, to induce him, her or it to enter into this Agreement, (d) another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, causing such Party to enter into this Agreement, and (e) another Party to suffer damage by reason of such reliance. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness.

5.4     Notices

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a)      if to BNIX:

Bannix Acquisition Corp.
8265 West Sunset Blvd., Suite 107, West Hollywood, CA 90046

Attention: Douglas Davis
Email: doug.davis@bannixacquisition.com

(b)      if to the Shareholder, at the address set forth on the Shareholder’s signature page hereto.

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day.

5.5     Benefit of Agreement

This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

5.6     Non-Recourse

Except for claims pursuant to the Business Combination Agreement or any other Ancillary Document by any party(ies) thereto against any other party(ies) thereto on the terms and subject to the conditions therein, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Company Non-Party Affiliate or any BNIX Non-Party Affiliate (other than the Shareholders named as parties hereto), and (b) no Company Non-Party Affiliate or BNIX Non-Party Affiliate (other than the Shareholders named as parties hereto), shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

5.7     Time

Time is of the essence of this Agreement. The mere lapse of time in the performance of the terms of this Agreement by any Party will have the effect of putting such Party in default.

5.8     Further Assurances

Subject to the provisions of this Agreement, the Parties will, from time to time, do all acts and things and execute and deliver all such further documents and instruments, as the other Parties may, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

5.9     Governing Law

This Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of Delaware.

5.10   Incorporation by Reference

Sections 8.1 (Non-Survival), 8.2 (Entire Agreement; Assignment), 8.3 (Amendment), 8.7 (Constructions; Interpretation), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures), Section 8.14 (Extension; Waiver), 8.15 (Waiver of Jury Trial), 8.16 (Submission to Jurisdiction) and 8.17 (Remedies) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

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IN WITNESS OF WHICH the Parties have executed this Agreement.

BNIX:

Bannix Acquisition Corp.

By:	/s/ Doug Davis
Name:	Doug Davis
Title:	Chief Executive Officer

[Signature Page — Transaction Support Agreement]

IN WITNESS OF WHICH the Parties have executed this Agreement.

SHAREHOLDER:

Name:	Steven Lake

By:	/s/ Steven Lake
Name:	Steven Lake
Title:	N/A

Company Ordinary Shares: 100

Address for Notice:

Address:

Telephone:
Email:
Facsimile:

[Signature Page — Transaction Support Agreement]